EXHIBIT 99.2

Unaudited pro forma condensed consolidated financial statements of
Rentrak Corporation and subsidiaries

As of and for the the year ended March 31, 2014 and for the nine months ended December 31, 2014

Overview
On February 4, 2015, Rentrak Corporation (the "Company") completed its sale (the "Sale") of the Pay Per Transaction® ("PPT®") packaged media rental business to Vobile, the worldwide leader in video and audio content protection, measurement and monetization services. The purchase price totaled $7 million consisting of $1 million in cash, a $1 million note due in six months and Vobile preferred stock with a $5 million liquidation preference. Additionally, the Company received $1 million as payment for estimated working capital.
The following unaudited pro forma condensed consolidated financial statements have been prepared on the basis of assumptions described in the notes thereto. The unaudited pro forma balance sheet was prepared as of December 31, 2014 as if the Acquisition, as further discussed in Note 1, had occurred on December 31, 2014. The unaudited pro forma statement of operations for the year ended March 31, 2014 was prepared using financial information for the twelve months ended March 31, 2014 for the Company and for PPT® as if the Sale had occurred as of April 1, 2013. The unaudited pro forma statement of operations for the nine months ended December 31, 2014 was prepared using financial information for the nine months ended December 31, 2014 for the Company and for PPT® as if the Sale had occurred as of April 1, 2014. As described in Note 1, these pro forma condensed consolidated financial statements have been prepared on the basis of accounting principles that the Company had in effect at the date of the announcement of the Sale. The unaudited proforma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been had the Sale occurred on the dates or for the periods indicated and do not purport to indicate future results of operations.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company for the year ended March 31, 2014 included in the Company's Annual Report on Form 10-K and for the three and nine month periods ended December 31, 2014 included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Rentrak Corporation and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2014
(Unaudited)
(In thousands, except per share amounts)

	Rentrak	PPT®	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$6,007	$—	$2,000	(A)	$8,007
Marketable securities	79,011				79,011
Accounts receivable, net of allowances for doubtful accounts	19,031				19,031
Deferred tax assets, net	34	—			34
Assets held for sale	4,120	(4,120)			—
Other current assets	2,595	—	1,000	(A)	3,595
Total Current Assets	110,798	(4,120)	3,000		109,678
Property and equipment, net of accumulated depreciation	21,657				21,657
Goodwill	136,127				136,127
Other intangible assets, net of accumulated amortization	16,821				16,821
Other assets	1,003		2,500		3,503
Total Assets	$286,406	$(4,120)	$5,500		$287,786
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,066				$4,066
Accrued liabilities	557				557
Accrued data provider liabilities	9,580				9,580
Accrued compensation	7,038		179	(B)	7,217
Deferred revenue and other credits	3,281				3,281
Liabilities held for sale	4,163	(4,163)			—
Total Current Liabilities	28,685	(4,163)	179		24,701
Deferred rent, long-term	2,238				2,238
Accrued compensation, long-term	5,700				5,700
Taxes payable, long-term	568				568
Deferred tax liability, net, long-term	1,946				1,946
Total Liabilities	39,137	(4,163)	179		35,153
Commitments and Contingencies	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—				—
Common stock, $0.001 par value; shares authorized: 75,000; shares issued and outstanding: 15,195	15				15
Capital in excess of par value	282,341				282,341
Accumulated other comprehensive income	(376)				(376)
Accumulated deficit	(35,449)		5,364	(A),(B)	(30,085)
Stockholders’ Equity attributable to Rentrak Corporation	246,531	—	5,364		251,895
Noncontrolling interest	738				738
Total Stockholders’ Equity	247,269	—	5,364		252,633
Total Liabilities and Stockholders’ Equity	$286,406	$(4,163)	$5,543		$287,786
See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Rentrak Corporation and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended March 31, 2014
(Unaudited)
(In thousands, except per share amounts)

	Rentrak	PPT®	Pro Forma Adjustments		Pro Forma
Revenue	$75,600				$75,600
Cost of revenue	27,247				27,247
Gross margin	48,353	—	—		48,353
Operating expenses:
Selling, general and administrative	48,799		1,119	(C)	49,918
Research, technology and innovation	9,014				9,014
Total operating expenses	57,813	—	1,119		58,932
Loss from continuing operations	(9,460)	—	(1,119)		(10,579)
Other income, net	125				125
Loss from continuing operations before income taxes	(9,335)	—	(1,119)		(10,454)
Provision (benefit) for income taxes	(2,183)		2,015	(D)	(168)
Loss from continuing operations, net of income taxes	(7,152)	—	(3,134)		(10,286)
Income from discontinued operations, net of income taxes	2,783	(2,783)			—
Net loss	(4,369)	(2,783)	(3,134)		(10,286)
Net loss attributable to noncontrolling interest	(115)				(115)
Net loss attributable to Rentrak Corporation	$(4,254)	$(2,783)	(3,134)		$(10,171)

Loss per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic	$(0.58)				$(0.84)
Diluted	$(0.58)				$(0.84)

Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic	$0.23				$—
Diluted	$0.23				$—

Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.35)				$(0.84)
Diluted	$(0.35)				$(0.84)

Shares used in per share calculations:
Basic	12,177				12,177
Diluted	12,177				12,177

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Rentrak Corporation and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended December 31, 2014
(Unaudited)
(In thousands, except per share amounts)

	Rentrak	PPT®	Pro Forma Adjustments		Pro Forma
Revenue	$74,459				$74,459
Cost of revenue	25,182				25,182
Gross margin	49,277	—	—		49,277
Operating expenses:
Selling, general and administrative	43,761		735	(C)	44,496
Research, technology and innovation	9,645				9,645
Total operating expenses	53,406	—	735		54,141
Loss from continuing operations	(4,129)	—	(735)		(4,864)
Other income, net	122				122
Loss from continuing operations before income taxes	(4,007)	—	(735)		(4,742)
Provision (benefit) for income taxes	743		715	(D)	1,458
Loss from continuing operations, net of income taxes	(4,750)	—	(1,450)		(6,200)
Income from discontinued operations, net of income taxes	988	(988)			—
Net loss	(3,762)	(988)	(1,450)		(6,200)
Net loss attributable to noncontrolling interest	(135)				(135)
Net loss attributable to Rentrak Corporation	$(3,627)	$(988)	(1,450)		$(6,065)

Loss per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic	$(0.36)				$(0.47)
Diluted	$(0.36)				$(0.47)

Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic	$0.08				$—
Diluted	$0.08				$—

Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.28)				$(0.47)
Diluted	$(0.28)				$(0.47)

Shares used in per share calculations:
Basic	12,875				12,875
Diluted	12,875				12,875

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Notes to Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") in effect for the periods presented.

On February 4, 2015, we completed our Sale of the PPT business to Vobile.

The unaudited pro forma consolidated financial statements include:

•
An unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 prepared from the Company's unaudited Condensed Consolidated Balance Sheet of December 31, 2014, which reflects the Sale as if it occurred on December 31, 2014;

•
An unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2014 prepared from the Company's audited Consolidated Statement of Operations prepared in accordance with U.S. GAAP for the year ended March 31, 2014, which reflects the Sale as if it had occurred on April 1, 2013; and

•
An unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2014 prepared from the Company's unaudited Condensed Consolidated Statement of Operations prepared in accordance with U.S. GAAP for the nine months ended December 31, 2014, which reflects the Sale as if it had occurred on April 1, 2014.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company for the year ended March 31, 2014 included in the Company's 2014 Annual Report on Form 10-K and for the three and nine month periods ended December 31, 2014 included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In addition, for the years ended March 31, 2012 and March 31, 2013, the assets sold were presented as Discontinued Operations in our Consolidated Statements of Operations. In the opinion of management, these unaudited pro forma condensed consolidated financial statements include all adjustments necessary for a fair presentation.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been had the Sale occurred on the dates or for the periods indicated and do not purport to indicate future results of operations.

Note 2. Non-Recurring Gain and Expense

We expect to record a one-time gain, net of income taxes, on the Sale of PPT® ranging from approximately $2.0 million to $4.0 million. The total gain to be recognized will be determined based on the fair value of Vobile's preferred stock which includes a $5.0 million liquidation preference, received as part of the consideration for the Sale. We are in process of determining the value of this equity interest and expect to record this gain in the results from discontinued operations, net of tax, in our Condensed Consolidated Statement of Operations for the quarter and year ending March 31, 2015.

We expect to incur approximately $0.9 million of costs relating to the Sale of PPT®. These costs are not reflected in the unaudited pro forma condensed consolidated income statements as they are expected to be non-recurring charges, which will be included in the results from discontinued operations, net of tax, in our Consolidated Statement of Operations for the quarter and year ending March 31, 2015.

Note 3. Pro Forma Adjustments

The following pro forma adjustments are included in our unaudited pro forma condensed consolidated financial statements:

(A) To record cash and other assets received as part of the Sale as follows (in thousands):

Cash and cash equivalents	$2,000
Other current assets	1,000
Other assets, long-term	2,500
Accumulated deficit	$5,500

The preferred stock of Vobile with a $5 million liquidation preference has been shown in other assets, long-term. We have estimated the value of this asset to be $2.5 million, and as our valuation of this asset is not yet complete, the value is subject to change.

(B) To record liabilities for employees that will remain with the Company and the net liabilities sold as part of the Sale as follows (in thousands):

Accrued compensation	$179
Net liabilities sold	(43)
Accumulated deficit	$136

(C) To record expense for employees who will be retained by the Company for both the year ended March 31, 2014 and the nine month period ended December 31, 2014.

(D) To record estimated tax provision for both the year ended March 31, 2014 and the nine month period ending December 31,
2014.